Exhibit 23.3

WILLIAMSON PETROLEUM CONSULTANTS, INC.

550 WEST TEXAS AVENUE, SUITE 300

MIDLAND, TEXAS 79701-4246

PHONE: 432-685-6100

FAX: 432-685-3909

E-MAIL: WPC@WPC-INC.COM

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to incorporation by reference in this Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about December 2, 2005, of information from our reserves report for the year ended December 31, 2004 entitled “Evaluation of Oil and Gas Reserves to the Combined Interests of Warren Resources, Inc. Including 1) the Direct Interest in Certain Properties, 2) the Interest are the General Partner in Certain Partnerships, and 3) the Total Controlled Interests in 13 LLC’s Effective December 31, 2004 for Disclosure to the Securities and Exchange Commission Williamson Project 4.9026,” dated February 10, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Williamson Petroleum Consultants, Inc.
WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
December 2, 2005